Exhibit 4.8

NINETEENTH SUPPLEMENTAL INDENTURE

NINETEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 30, 2014, among NEWCO SS, LLC, NEWCO AA, INC., NEWCO RD, LLC, NEWCO RD2, LLC, AND ALERE HOLDCO, INC. (collectively, the “New Guarantors”), which are Subsidiaries of Alere Inc. (or its successor) (the “Issuer”), ALERE INC., a Delaware corporation, on behalf of itself and the existing Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Issuer has heretofore executed and delivered an Indenture dated as of May 12, 2009, as amended, supplemented and modified by a Ninth Supplemental Indenture dated as of September 21, 2010, an Eleventh Supplemental Indenture dated as of June 16, 2011, a Thirteenth Supplemental Indenture dated as of June 16, 2011, a Fifteenth Supplemental Indenture dated as of April 3, 2013, and a Seventeenth Supplemental Indenture dated as of June 5, 2014 (as so amended, supplemented or modified, and as further amended, supplemented or modified to date, the “Indenture”), by and among the Issuer, the Existing Guarantors and the Trustee, providing for the issuance of 8.625% Senior Subordinated Notes due 2018 (the “Notes”);

WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Issuer is required to cause each of the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall unconditionally and irrevocably guarantee all of the Issuer’s obligations under the Notes pursuant to a guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Trustee and, on behalf of itself and the Existing Guarantors, the Issuer mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof’’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Guarantee. Each of the New Guarantors hereby unconditionally and irrevocably agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTORS: NEWCO SS, LLC NEWCO AA, INC. NEWCO RD, LLC NEWCO RD2, LLC ALERE HOLDCO, INC., as New Guarantors

By:	/s/ Jay McNamara
Name: Jay McNamara
Title: Assistant Secretary

Signature Page to Nineteenth Supplemental Indenture

ISSUER:

ALERE INC.

By:	/s/ David A. Teitel
Name: David A. Teitel
Title: Chief Financial Officer and Treasurer

Signature Page to Nineteenth Supplemental Indenture

EXISTING GUARANTORS:

ALERE HEALTH, LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HOME MONITORING, INC.
ALERE INTERNATIONAL HOLDING CORP.
ALERE NORTH AMERICA, INC.
ALERE OF NEW YORK, INC.
ALERE SAN DIEGO, INC.
ALERE SCARBOROUGH, INC.
ALERE US HOLDINGS, LLC
ALERE WELLBEING, INC.
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC
AMEDITECH INC.
BIOSITE INCORPORATED
FIRST CHECK DIAGNOSTICS CORP.

By:	/s/ David A. Teitel
Name: David A. Teitel
Title (respectively): Vice President and

Treasurer; Vice President and Treasurer;

Vice President, Finance; Vice President,

Finance; President; Vice President,

Finance; Vice President, Finance; Vice President, Finance; Vice President,

Finance; President; Vice President,

Finance and Treasurer; Vice President,

Finance; Vice President, Finance; Chief

Financial Officer; Vice President,

Finance; Vice President, Finance

Signature Page to Nineteenth Supplemental Indenture

EXISTING GUARANTORS (continued):

INNOVACON, INC.
INVERNESS MEDICAL, LLC
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
ZYCARE, INC.

By:	/s/ David A. Teitel
Name: David A. Teitel
Title (respectively): Vice President, Finance;
President and Treasurer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance; Chief Financial Officer and Treasurer

Signature Page to Nineteenth Supplemental Indenture

EXISTING GUARANTORS (continued):

ALERE INFORMATICS, INC.
ALERE TOXICOLOY SERVICES, INC.
ATS LABORATORIES, INC.
AVEE LABORATORIES INC.
ESCREEN, INC.
INSTANT TECHNOLOGIES, INC.
LABORATORY SPECIALISTS OF AMERICA, INC.
PEMBROOKE OCCUPATIONAL HEALTH, INC.
SCREEN TOX, INC.

By:	/s/ Jay McNamara
Name: Jay McNamara
Title: Assistant Secretary

GLOBAL ANALYTICAL DEVELOPMENT LLC,

By: ATS LABORATORIES, INC., ITS
MANAGING MEMBER

	By:	/s/ Ellen V. Chiniara
Name: Ellen V. Chiniara
Title: Secretary

Signature Page to Nineteenth Supplemental Indenture

U.S. BANK NATIONAL ASSOCATION, as Trustee

By:	/s/ Thomas E. Tabor
Name: Thomas E. Tabor
Title: Vice President

Signature Page to Nineteenth Supplemental Indenture